Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 (File No. 333-          ) of Petrobras International Finance Company (“PIFCO”) of our report dated March 26, 2002 relating to the financial statements of PIFCO, which appears in the Annual Report on Form 20-F for the year ended December 31, 2001. We also consent to the reference to us under the heading “Experts” in such registration statement.

PricewaterhouseCoopers LLP
Auditores Independentes
Rio de Janeiro, RJ – Brazil

December 20, 2002